SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2018

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

9375 East Shea Blvd.

Suite 107-A

Scottsdale, AZ 85260

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 22, 2018, the Board of Directors (the “Board”) of RenovaCare, Inc. (the “Company”) notified Peterson Sullivan LLP (“PSLLP”), the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016, that the Company and the Board of Directors terminate PSLLP’s engagement effective as of such date. Additionally, on and effective as of October 22, 2018, the Company entered into an engagement letter with Marcum LLP (“Marcum”) as approved by the the Board, and engaged Marcum to act as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2018.

As a result of the appointment of Harmel S. Rayat (‘Rayat”), for whom PSLLP provided personal tax preparation services, as the Company’s Chief Executive Officer, PSLLP had advised the Company that PSLLP had determined it no longer could satisfy the independence criteria required in connection with it’s services as the Company’s auditor and declined to stand for reelection.

PSLLP advised the Company that it was obligated under applicable law and professional standards to notify the Company and that its decision was made exclusively due to the lack of independence in question.

PSLLP also advised that it would continue to provide services for a period not to exceed 180 days per Public Company Accounting Oversight Board Rule 3523 pending the Company’s identification and engagement of a new auditing firm.

PSLLP’s audit reports on the Company’s financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.except as follows: The PSLLP audit report for the fiscal year ended December 31, 2016 stated that the accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred net operating losses and operating cash flow deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements for the fiscal year ended December 31, 2016 do not include any adjustments that might result from the outcome of this uncertainty.

During the two most recent fiscal years ended December 31, 2017, and through October 22, 2018, (i) there were no disagreements with PSLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PSLLP’s satisfaction, would have caused PSLLP to make reference in connection with its opinion to the subject matter of the disagreement in connection with its reports on the Company’s financial statements as of December 31, 2017 and 2016, and for the two years then ended, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PSLLP with a copy of disclosures it is making in this Form 8-K and requested that PSLLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above. A copy of PSLLP’s letter dated October 26, 2018 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years and any subsequent period through October 22, 2018, neither the Company nor anyone acting on its behalf consulted Marcum regarding the application of accounting principles to any completed or proposed transactions nor regarding any matter that was the subject of a disagreement with the Company’s independent accountant or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

In deciding to appoint Marcum, the Board reviewed auditor independence issues and existing commercial relationships with Marcum and concluded that Marcum has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.

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Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

Effective October 22, 2018, Mr. Thomas Bold resigned his position as the Company’s Interim Chief Fiancial Officer. Mr. Bold continues to serve as the Company’s President, and as a member of the Company’s Board of Directors.

Effective October 22, 2018, the Company’s Board of Directors appointed Mr. Steve Yan-Klassen to the Company’s Chief Financial Officer.

Currently there is no written employment agreement between the Company and Mr. Yan-Klassen. Mr. Yan-Klassen employment is at will and may be terminated by him or the Company at any time. Mr. Yan-Klassen will receive an annual salary of Canadian $31,500 payable bi-weekly.

Mr. Yan-Klassen may be able to participate, at the discretion of the Board, in all of the Company’s equity incentive plans.

Since January 2015 to present, Mr. Yan-Klassen has been a controller at Talia Jevan Properties, Inc., a company controlled by Mr. Harmel S. Rayat, a director, chairman, chief executive officer and the majority shareholder of the Company. Between October 2012 and December 2014, he was a senior manager at Wolrige Mahon Collins Barrow LLP (formerly Wolrige Mahon LLP), a senior manager at BDO Canada LLP between January 2008 and September 2012 and a practicing CPA at Amisano Hanson Chartered Accountants between January 1998 and December 2007.

Mr. Yan-Klassen’s public company accounting experience includes over ten years of auditing financial statements for SEC, Canadian Securities Exchange and TSX Venture Exchange reporting issuers, performed in accordance with the requirements of the Public Company Accounting Oversight Board, or Canadian generally accepted auditing standards in compliance with the Canadian Public Accountability Board. Areas of expertise include companies with operations in technology, energy, manufacturing and mining in North and South America, Africa, and Southeast Asia.

Among his other responsibilities Mr. Yan-Klassen was responsible for overseeing and documenting and assessing internal controls over financial reporting for entities under audit, in accordance with Sarbanes-Oxley Act Section 404 requirements, or Canadian generally accepted auditing standards. He implemented firm-wide independence monitoring processes to meet Canadian Public Accountability Board standards, and assisted with redesigning the internal controls and accounting processes.

In addition to the foregoing, Mr. Yan-Klassen has extensive experience in the preparation of complex deferred income tax calculations and models involving multiple tax jurisdictions and foreign currency issues, assisting real estate trusts with wind-ups and distributions, mortgage investment corporations with valuations analysis and reporting, as well as private companies and charities with assurance work including tax and information returns.

In the course of his practice, Mr. Yan-Klassen routinely assisted public companies with assurance work including quarterly and year-end filings; mortgage investment corporations with valuations analysis and reporting; and real estate trusts with wind-ups and distributions; and stock-based compensation calculations.

Mr. Yan-Klassen is a Chartered Professional Accountant (“CPA”), a Certified Management Accountant (“CMA”) and graduated with a bachelor of business administration (honors) from the Simon Fraser University in 1993.

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Item 9.01 Financial Statements and Exhibits

Number	Description
16.1	Letter from Peterson Sullivan, LLP to U.S. Securities and Exchange Commission dated October 26, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 26, 2018.

RENOVACARE, INC.

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	Chief Executive Officer and Chairman of the Board

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